EXHIBIT 10.1

AGREEMENT

This Agreement, dated March 1, 2016 (the "Agreement"), by and between US Highland, Inc., an Oklahoma corporation (the "Company"), and John D. Gibbs (the "Lender" and together with the Company, the "Parties").

WHEREAS, on July 25, 2013, the Company issued to the Lender that certain Secured Convertible Promissory Note in the original principal amount of $500,000 (the "Note");

WHEREAS, in connection with the Note, the Company and the Lender entered into that certain Security Agreement, dated July 25, 2013 (the "Security Agreement"), pursuant to which the indebtedness evidenced by the Note is secured by all of the assets of the Company (the "Assets");

WHEREAS, due to a dispute between the Company and the landlord of the Company's warehouse located at 1411 N. 105th E. Avenue, Tulsa, Oklahoma 74116 (the "Landlord") on March 3, 2016, the Landlord intends to auction off the Assets at a public auction in order to settle the outstanding rent and fees owed by the Company to the Landlord and has agreed to give any auction proceeds in excess of the monies owed the Landlord directly to the Company;

WHEREAS, upon receipt from the Landlord, the Company agrees to remit all auction proceeds to Lender as payment towards the outstanding indebtedness and accrued interest under the Note, as amended.

NOW, THEREFORE, the Parties agree to the following:

1.

Upon the Company's receipt from the Landlord of auction proceeds from the sale of the Assets in excess of monies owed the Landlord by the Company, the Company shall remit such auction proceeds directly to the Lender as payment towards the outstanding principal and accrued interest under the Note.

2.	The monies received by the Lender shall be applied first, towards accrued and payable interest and then, to reduce the outstanding principal amount of the Note.

3.	All other terms of the Note and Security Agreement shall remain in full force and effect until the Note is paid in full.

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4.	The Lender hereby represents and warrants to the Company the following:

a.	it has the right, power and authority to enter into this Agreement;

b.	it is the exclusive owner of all right, title, interest to the Note and all benefits flowing therefrom;

c.	the Note is free and clear of any all liens, or encumbrances of any kind; and

d.	there are no claims against the Note by any third party.

5.

The Parties hereby acknowledge and agree that this Agreement, contains the entire understanding and agreement between the Parties hereto with respect to its subject matter and supersedes any and all prior or written or oral Agreements, representations or warranties between the Parties respecting the subject matter hereof.

6.

The Parties hereby acknowledge and agree that this Agreement may be amended by either of the Parties hereto, upon written notice by the other party and upon the mutual agreement of both of the Parties.

7.

The Parties hereby acknowledge and agree that should any term, condition, provision or covenant of this Agreement, or the application thereof to any person, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, condition, provision or covenant as applied to other persons, places and circumstances shall remain in full force and effect.

8.

The Parties hereby acknowledge and agree to perform any and all further acts and execute and deliver any and all further documents that may be reasonably necessary to carry out the provisions of this Agreement.

9.	This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Oklahoma.

10.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

US HIGHLAND, INC.

By:	/s/ Kevin G. Malone
Name:	Kevin G. Malone
Title:	President

By:	/s/ John D. Gibbs
Name:	John D. Gibbs

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